Exhibit 99.1

Biohaven Pharmaceuticals Reports First Quarter 2017 Financial and Business Results

- Initial public offering completed, raising approximately $194 million in gross proceeds

- Trigriluzole receives Fast Track Designation from FDA for Spinocerebellar Ataxia (SCA); enrollment completed in Phase 2/3 clinical trial in patients with SCA

- Progress across additional candidates in multiple disorders

New Haven, Connecticut (NYSE: BHVN) June 16, 2017 — Biohaven Pharmaceutical Holding Company Ltd. (Biohaven), a clinical-stage biopharmaceutical company with a portfolio of innovative, late-stage product candidates targeting neurological disorders, today reported financial results for the quarter ended March 31, 2017, and provided a review of recent accomplishments and anticipated upcoming milestones.

“The successful execution of our initial public offering has substantially enhanced our resources and will enable us to drive the development of our wide portfolio of product candidates across both common and rare neurological disorders,” said Vlad Coric, M.D., CEO of Biohaven.  “Our goal is to innovate best-in-class and first-in-class therapies for patients who are suffering from debilitating and sometimes deadly neurological conditions without effective treatment options.”

Recent Business Highlights:

•                  Completed Initial Public Offering

In May, Biohaven announced that it had closed its initial public offering (IPO) of 9,900,000 common shares at a price to the public of $17.00 per share and that the underwriters for the offering exercised in full their option to purchase an additional 1,485,000 common shares. Aggregate gross proceeds from the offering were $193.5 million, before underwriting discounts and commissions and expenses payable by the company.

•                  Completed Enrollment in Trigriluzole Phase 2/3 Clinical Trial and Received Fast Track Designation

Also in May, the company announced that:

•                  It completed enrollment in its Phase 2/3 clinical trial of trigriluzole (BHV-4157), a novel pro-drug, in patients with spinocerebellar ataxia (SCA).

•                  The U.S. Food and Drug Administration (FDA) granted Fast Track Designation to trigriluzole for the potential treatment of SCA; trigriluzole had previously received Orphan Drug Designation from the FDA for the treatment of SCA.

•                  Continued Progress of Programs In-licensed from Bristol-Myers Squibb (BMS) and AstraZeneca (AZ)

•                  CGRP Receptor Antagonist Platform:  Intellectual property (IP) rights related to rimegepant and BHV-3500, product candidates in the company’s novel CGRP receptor antagonist platform, are in-licensed from BMS and are covered by five families of U.S. patents and certain selected foreign patents. Rimegepant was selected as the lead CGRP receptor antagonist compound for its potential best-in-

class chemical profile after 10 years of internal research at BMS on this drug target. During the first quarter of 2017, Biohaven continued its clinical operations activities to prepare for its two planned Phase 3 clinical trials of rimegepant.

•                  Glutamate Modulation Platform:  BHV-5000 and lanicemine, product candidates in the company’s glutamate modulation platform, are in-licensed from AZ. IP rights related to BHV-5000 and lanicemine represent advances on the limitations of ketamine. During the first quarter of 2017, Biohaven continued its clinical operations and regulatory activities necessary to support advancement of BHV-5000 into clinical trials.

Upcoming Milestones:

Biohaven is progressing its drug candidates through clinical programs in a number of common and rare neurological disorders.  The company expects to reach significant pipeline milestones with its CGRP receptor antagonists and glutamate modulators in the coming quarters.

•                  In its CGRP receptor antagonist platform, the company expects to:

•                  Commence two Phase 3 clinical trials of rimegepant for the acute treatment of migraine in the second half of 2017, with top-line results expected in the first quarter of 2018.

•                  Submit an investigational new drug (IND) application to the FDA for BHV-3500 for the prevention of episodic and chronic migraine in the second half of 2017.

•                  In its glutamate modulation platform, the company expects to:

•                  Commence a bioequivalence study of BHV-0223 in the second half of 2017.

•                  Commence a Phase 1 pharmacokinetic trial with BHV-5000 in the second half of 2017.

First Quarter 2017 Financial Results

Cash Position: Cash as of March 31, 2017 was $52.3 million, compared to $23.6 million as of December 31, 2016. This increase was primarily due to the receipt of gross proceeds of $40.0 million upon the second closing of the company’s Series A preferred share financing in February, partially offset by operating costs and offering costs of the Series A preferred share financing during the quarter.  In May, the company raised $193.5 million in gross proceeds from its initial public offering and received net proceeds of $176.4 million after deducting underwriting discounts and commissions and expenses payable by the company.

R&D Expenses: Research and development (R&D) expenses were $10.7 million in Q1 2017, compared to $2.4 million in Q1 2016. This increase was primarily driven by advances in the company’s rimegepant and trigriluzole programs, and expenses related to hiring additional R&D personnel, including share- based compensation.

G&A Expenses:  General and administrative (G&A) expenses were $3.8 million in Q1 2017, compared to $0.6 million in Q1 2016. The increase was primarily due to increases in personnel-related costs, including share-based compensation, due to the hiring of additional personnel in the company’s general and administrative functions and increases in professional fees related to the preparation, audit and review of the company’s financial statements.

Net Loss:  The company reported a net loss attributable to common shareholders of ($22.8) million, or ($1.74) per share, in Q1 2017, compared to ($3.0) million, or ($0.25) per share, in Q1 2016.  The increased loss reflects Biohaven’s expanded investments in its R&D and business operations, and costs associated with its recent public offering.

About Biohaven

Biohaven is a clinical-stage biopharmaceutical company with a portfolio of innovative, late-stage product candidates targeting neurological diseases, including rare disorders. Biohaven has combined internal development and research with intellectual property licensed from companies and institutions including Bristol-Myers Squibb Company, AstraZeneca AB, Yale University, Rutgers, Catalent, ALS Biopharma LLC and Massachusetts General Hospital.  Currently, Biohaven’s lead development programs include multiple compounds across its CGRP receptor antagonist and glutamate modulation platforms.  The company’s common shares are listed on the New York Stock Exchange and traded under the ticker symbol BHVN.  More information about Biohaven is available at www.biohavenpharma.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of the company’s management. All statements, other than statements of historical facts, included in this press release, including statements regarding the expected upcoming business, clinical and regulatory milestones, as well as statements regarding the company’s plans and objectives, expectations and assumptions of management, are forward-looking statements. The use of certain words, including the words “expect,” “anticipate,” “will,” “potential,” and similar expressions are intended to identify forward-looking statements. The company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the company’s forward-looking statements. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements including the risks of delays in initiating, enrolling and completing clinical trials; and those factors described in the “Risk Factors” section of the company’s Form 10-Q for the quarter ended March 31, 2017, which we expect to file with the Securities and Exchange Commission on June 15, 2017. The forward-looking statements are made as of this date and the company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Dr. Vlad Coric
Chief Executive Officer
Biohaven Pharmaceutical Holding Company Ltd.
Phone: (203) 404-0410
Email: vlad.coric@biohavenpharma.com